#

SCHEDULE "C"

ATTACHED TO AND FORMING PART OF A JOINT VENTURE AGREEMENT

BETWEEN RED LAKE AND FRONTEER

ACCOUNTING PROCEDURE

The financial and accounting procedures to be followed by the Operator and the Participants under the Agreement are set forth below.  Reference in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement.

It is the intent of the Operator and the Participants that the Operator shall not lose or profit by reason of its duties and responsibilities as Operator.  The Accounting Procedures shall be reviewed by the Management Committee upon the request of the Operator or any Participant to assure that the Operator (directly or through its Affiliates) does not make a profit or suffer a loss from serving as Operator.  The Management Committee shall, in good faith, endeavour to agree on modifications to these Accounting Procedures that will remedy any alleged unfairness or inequity.  In the event the Management Committee is unable to agree on modifications acceptable to all of the Participants, then the Participants shall submit the matter to binding arbitration pursuant to the Agreement.  The finding of the arbitrator(s) shall be final and binding upon the Participants and the fees charged for such services shall be shared by the Participants equally.

ARTICLE 1

GENERAL PROVISIONS

1.01

General Accounting Records

The Operator shall maintain detailed and comprehensive cost accounting records, prepared in accordance with this Accounting Procedure and generally accepted accounting principles consistently applied, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes.  Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements.  The records shall reflect all obligations, advances and credits of the Participants.

1.02

Bank Accounts

The Operator shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts.  Such accounts will be interest bearing, if practical.

1.03

Statements and Billings

The Operator shall prepare statements and bill the Participants as provided in Article 8 of the Agreement.  Payment of any such billings by any Participant, including the Operator, shall not prejudice its right to protest or question the correctness thereof for a period not to exceed 24 months following the calendar year during which such billings were received by the Participant.  All written exceptions to and claims upon the Operator for incorrect charges, billings or statements shall be made upon the Operator within such 24 month period.  The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article 5.

ARTICLE 2

CHARGES TO JOINT ACCOUNT

The Operator shall charge the Joint Account with and the Participants will pay all costs and expenses incurred or paid by the Operator pursuant to the Agreement to carry out adopted Programs or otherwise, including without limitation:

2.01

Rentals, Royalties and Other Payments

All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work, production royalties, including any required advances, and all other payments made by the Operator which are necessary to acquire or maintain title to the Assets.

2.02

Labour and Employee Benefits

(a)

Salaries and wages of the Operator's or the Operator's Affiliates' employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to the Operator.

(b)

The Operator's costs of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12.  Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages.  If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses.  Such rate shall be based on the Operator's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Operator.

(c)

The Operator's actual cost of established, establishing or participating in plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Sections 2.2(a) and 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12.

(d)

Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties except those resulting from the wilful misconduct or gross negligence of the Operator.

2.03

Fixed Assets, Materials, Equipment and Supplies

(a)

All capital costs of developing and operating the Property as a mine including all costs of land, construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the facilities.

(b)

The costs of materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties or furnished by the Operator or any Participant as provided in Article 3.  The Operator shall maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

2.04

Equipment and Facilities Furnished by Operator

The cost of machinery, equipment and facilities owned by the Operator and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of acquisition, ownership and operation of such machinery, equipment and facilities.  Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and imputed interest at a rate equal to two percent (2%) per annum above the Prime Rate on the cost of purchasing the machinery, equipment and facilities if they were purchased primarily for use on or in respect of the Property or on the resale value thereof if they were not purchased for such use.

2.05

Transportation

Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations.

2.06

Contract Services and Utilities

The cost of contract services and utilities procured from outside sources, other than services described in Sections 2.9 and 2.13.  If contract services are performed by the Operator or an Affiliate thereof, the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations.

2.07

Insurance Premiums

Net premiums paid for insurance required to be carried for Operations for the protection of the Operator and the Participants.

2.08

Damages and Losses

All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause other than the wilful misconduct or gross negligence of the Operator.  The Operator shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Operator.

2.09

Legal and Regulatory Expense

All legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets.

2.10

Audit

Cost of annual audits under Section 9.5 of the Agreement.

2.11

Taxes

All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the Operator for the benefit of the Participants.  Each Participant is separately responsible for income taxes.

2.12

District and Camp Expense (Field Supervision and Camp Expenses)

A pro rata portion of (i) the salaries and expenses of the Operator's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office (herein called "the Operator's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for Operations.  The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment.  The total of such charges for all properties served by the Operator's employees and facilities shall be apportioned to the Joint Account on the basis of the Operator's best estimate of the proportionate amount such expenses are incurred for the benefit of the Venture.

2.13

Administrative Charge

(a)

Each month, the Operator shall charge the Joint Account a sum for each phase of Operations as provided below, which shall be a liquidated amount to reimburse the Operator and its Affiliates for its and their home office overhead and general and administrative expenses to conduct each phase of the Operations, and which shall be in lieu of any management fee:

(i)

Exploration Phase - ten percent (10%) of Allowable Costs.

(ii)

Major Construction Phase - two percent (2%) of Allowable Costs.

(iii)

Mining Phase - three percent (3%) of Allowable Costs.

(b)

The term "Allowable Costs" as used in this Section 2.13 for a particular phase of Operations shall mean all charges to the Joint Account excluding (1) the administrative charge referred to herein; (2) depreciation, depletion or amortization of tangible or intangible assets; (3) amounts charged in accordance with Section 2.1.  The Operator shall attribute such Allowable Costs to a particular phase of Operations by applying the following guidelines:

(i)

The "Exploration Phase" shall cover those activities conducted to ascertain the existence, location, extent or quantity of any deposit of ore or mineral.  Such phase shall cease when a commercially recoverable reserve is determined to exist.

(ii)

The "Major Construction Phase" shall cover those activities conducted to access a commercially feasible ore body or to extend production of an existing ore body, and to construct or install related fixed assets, and shall include all activities involved in the construction of a mine, mill, smelter or other ore processing facilities.

(iii)

The "Mining Phase" shall include all other activities not otherwise covered above, including activities conducted after mining operations have ceased.

(c)

The following is a representative list of items of expense that are expressly covered by the administrative charge provided in this Section 2.13:

(i)

Administrative supervision, which includes services rendered by operators, department supervisors, officers and directors of the Operator and its Affiliates for Operations, except to the extent that such services represent a direct charge to the Joint Account, as provided for in Section 2.2;

(ii)

Accounting, data processing, personnel administration, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of related reports;

(iii)

Routine legal services rendered by outside sources and the legal staff of the Operator and its Affiliates not otherwise charged to the Joint Account under Section 2.9; and

(iv)

Rentals and other charges for office and records storage space, telephone service, office equipment and supplies.

(d)

The Management Committee shall bi-annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

2.14

Other Expenditures

Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator for the necessary and proper conduct of Operations.

ARTICLE 3

BASIS OF CHARGES

3.01

Purchases

Material purchased and services procured from third parties shall be charged to the Joint Account by the Operator at invoiced cost, including applicable transfer taxes, less all discounts taken.  If any material is determined to be defective or is returned to a vendor for any other reason, the Operator shall credit the Joint Account when an adjustment is received from the Vendor.

3.02

Material Furnished by or Transferred to the Operator

Any Material furnished by the Operator from its stocks shall be priced on the following basis:

(a)

New Material.  New Material transferred from the Operator shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called "New Price").

(b)

Used Material

(i)

Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at seventy-five percent (75%) of the New Price.

(ii)

Other Used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at fifty percent (50%) of New Price.  The cost of any reconditioning shall be borne by the transferee.

(iii)

All Other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices.  Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

(c)

Obsolete Material.  Any Material which is serviceable and usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Operator at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material.

3.03

Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other usual circumstances over which the Operator has no control, the Operator may charge the Joint Account for the required Material on the basis of the Operator's direct cost and expenses incurred in procuring such Material and making it suitable for use.

3.04

Warranty of Material Furnished by the Operator

The Operator does not warrant the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Operator from the dealer, manufacturer or their respective agents.

#

ARTICLE 4

DISPOSAL OF MATERIAL

4.01

Disposition Generally

The Operator shall have no obligation to purchase a Participant's interest in Material.  The Management Committee shall determine the disposition of major items of surplus Material, provided the Operator shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in Section 4.2

4.02

Distribution to Participants

Any Material to be distributed to the Participants shall be made in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account on the basis provided in Section 3.2.

4.03

Sales

Sales of Material to third parties shall be credited to the Joint Account at the net amount received.  Any damages or claims by the purchaser shall be charged back to the Joint Account if and when paid.

ARTICLE 5

INVENTORIES

5.01

Periodic Inventories, Notice and Representations

At reasonable intervals, inventories shall be taken by the Operator, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account.  The Operator shall give written notice to the Participants of its intent to take any inventory at least thirty (30) days before such inventory is scheduled to take place.  A Participant shall be deemed to have accepted the results of any inventory taken by the Operator if it fails to be represented at such inventory.

5.02

Reconciliations and Adjustment of Inventories

Reconciliation of inventory with charges to the Joint Account shall be made, and a list of averages and shortages shall be furnished to the Management Committee within six (6) months after the inventory is taken.  Inventory adjustments shall be made by the Operator for averages and shortages, but the Operator shall be held accountable to the Venture only for shortages due to lack of reasonable diligence.

ARTICLE 6

CREDITS

6.01

The Operator will credit the Joint Account with revenues received by the Operator as such including, for example:

(a)

collection of insurance proceeds related to the Joint Operations when the insurance premiums have been charged to the Joint Account;

(b)

sales of geologic or other information authorized by the Participants, and provided that the costs related to such data have been charged to the Joint Account;

(c)

sales of property, plant, equipment and materials of the Joint Operations in the normal course of the day-to-day business;

(d)

rentals received, refunds of custom duties or transportation claims, rebates, and other credits pertaining to Joint Operations;

(e)

credits received from third parties for the use of facilities or services of the Joint Operations;

(f)

refunds for defective equipment when the Operator receives the corresponding payments from the manufacturers or agents; and

(g)

any other credits for materials recovery or from other sources which correspond to the Joint Account.